March 29, 2011

PDC Energy Adds to Natural Gas and Crude Oil Derivative Positions

DENVER, CO, March 29, 2011: PDC Energy (“PDC,” or the “Company”) (NASDAQ:PETD) today announced the Company has added to its previously published natural gas and crude oil derivative positions in its efforts to manage its exposure to future commodity price volatility.

The table below details the positions the Company entered into subsequent to December 31, 2010.  These positions are in addition to those disclosed in the Company's annual report on Form 10-K filed with the SEC on February 24, 2011.

In November 2010, as part of its revolving credit facility redetermination, the Company amended the facility agreement to permit it the right to hedge a larger percentage of production volumes for a longer period of time.  The amended language permits the Company to hedge 80% of total proved production volumes for the first 24 months and 80% of proved developed production volumes for months 25 through 60.  The Company is not limited in its use of floors and the tables below include the use of fixed price swaps, floors and costless collars.  The previous facility agreement language permitted the Company to hedge 80% of total proved developed production volumes for the first 48 months.

The Company now has approximately 86% and 75% of its total 2011 and 2012 proved oil production hedged, respectively.  Similarly, the Company has approximately 67% and 42% of its total 2011 and 2012 natural gas production hedged, respectively.

PDC Energy
2011 Trades as of March 28, 2011

	Floors		Collars			Fixed-Price Swaps
Commodity/		Weighted Average	Quantity	Weighted Average		Quantity	Weighted Average
Index/	Quantity	Contract	(Gas-BBtu	Contract Price		(Gas-BBtu	Contract
Maturity Period	(Oil-MBbls)	Price	Oil-MBbls)	Floors	Ceilings	Oil-MBbls)	Price

Natural gas
NYMEX
2011	-	$-	-	$-	$-	399.0	$4.61
2012	-	-	-	-	-	1,649.9	4.92
2013	-	-	-	-	-	517.6	5.13
CIG
2011	-	-	-	-	-	3,500.0	4.13
2012	-	-	-	-	-	700.0	4.11
2013	-	-	235.0	4.00	5.45	-	-
2014	-	-	1,115.0	4.50	5.67	-	-
2015	-	-	1,040.0	4.50	5.67	-	-
PEPL
2011	-	-	-	-	-	825.0	4.35
Total natural gas	-		2,390.0			7,591.5

Crude oil
NYMEX
2011	60.0	87.65	114.5	90.00	112.11	167.5	90.70
2012	-	-	275.0	90.00	113.10	213.0	80.44
2014	-	-	36.0	90.00	106.15	-	-
2015	-	-	36.0	90.00	106.15	-	-
Total crude oil	60.0		461.5			380.5

About PDC Energy

PDC Energy is an independent energy company engaged in the development, production and marketing of natural gas and oil.  Its operations are focused in the Rocky Mountains with additional operations in the Appalachian and Permian Basins.  PDC is included in the S&P SmallCap 600 Index and the Russell 3000 Index of Companies.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 ("Securities Act") and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act") regarding PDC’s business, financial condition, results of operations, previously published natural gas and crude oil derivative positions and prospects.  These statements and all other statements other than statements of historical facts included in and incorporated by reference into this press release are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as expects, anticipates, intends, plans, believes, seeks, estimates, projects and similar expressions or variations of such words are intended to identify forward-looking statements herein, which include statements of additions in the Company’s natural gas and crude oil derivative positions, estimated natural gas and oil production and reserves, drilling plans, future cash flows, anticipated liquidity, anticipated capital expenditures and management’s strategies, plans and objectives.  However, these are not the exclusive means of identifying forward-looking statements herein.  Although forward-looking statements contained in this report reflect the Company’s good faith judgment, such statements can only be based on facts and factors currently known to PDC.  Consequently, forward-looking statements are inherently subject to risks and uncertainties, including known and unknown risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of natural gas and oil, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  Important risk factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

•	changes in production volumes and worldwide demand;
•	volatility of commodity prices for natural gas and oil;
•	changes in estimates of proved reserves;
•	inaccuracy in reserve estimates and expected production rates;
•	declines in the values of PDC’s natural gas and oil properties resulting in impairments;
•	the future cash flow, liquidity and financial position of the Company;
•	the timing and extent of the Company’s success in discovering, acquiring, developing and producing natural gas and oil reserves;
•	PDC’s ability to acquire leases, drilling rigs, supplies, services and personnel at reasonable prices;
•	the timing and closing, if consummated, of the mergers of the three 2005 partnerships;
•	reductions in the borrowing base under the Company’s credit facility;
•	risks incident to the drilling and operation of natural gas and oil wells;
•	future production and development costs;
•	the availability of sufficient pipeline and other transportation facilities to carry PDC’s production and the impact of these facilities on price;
•	the effect of existing and future laws, governmental regulations and the political and economic climate of the United States of America;
•	changes in environmental laws and the regulations and enforcement related to those laws;
•	the impact of weather and the occurrence of disasters such as fires, floods and other events and natural disasters and governmental responses to such events;
•	competition in the oil and gas industry;
•	the success of prospect development and property acquisition by the Company;
•	the success of the Company in marketing oil and gas;
•	the effect of natural gas and oil derivative activities and plans;
•	conditions in the capital markets;
•	losses possible from pending or future litigation; and
•	the success of strategic plans, expectations and objectives for future operations of the Company.

Further, PDC urges you to carefully review and consider the cautionary statements made in this press release, the Item 1-A Risk Factors in the 2010 Form 10-K and other subsequent filings with the SEC for further information on risks and uncertainties that could affect the Company’s business, financial condition and results of operations, which are incorporated by this reference as though fully set forth herein.  The Company cautions you not to place undue reliance on forward-looking statements, which speak only as of the date made.  Other than as required under the securities laws, PDC undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this report or currently unknown facts or conditions or the occurrence of unanticipated events. All forward looking statements are qualified in their entirety by this cautionary statement.

Contact:                 Marti J. Dowling
Manager Investor Relations
303-831-3926
ir@petd.com